EXHIBIT 16

MANTYLA, McREYNOLDS AND ASSOCIATES, C.P.A's
A Professional Corporation


July 6, 1998


United State Securities and Exchange Commission
Washington, D.C. 20549


To whom it may concern:

We hereby agree with the disclosure statements made by Seafoods Plus, Ltd. with respect to our being dismissed as the principal accountants and our audit reports on the financial statements for the years ended December 31, 1996 and 1997.


/s/ Mantyla, McReynolds & Assoc.

Mantyla, McReynolds & Associates
Certified Public Accountants